UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2018

REVANCE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36297	75-0551645
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Revance Therapeutics, Inc.
7555 Gateway Boulevard
Newark, California 94560
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 742-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(e) Compensatory Arrangements of Principal Executive Officer, Principal Financial Officer and Named Executive Officers
2017 Bonus Payments and 2018 Salary and Target Bonus Information

On February 8, 2018, the Compensation Committee of the Board of Directors (the “Committee”) of Revance Therapeutics, Inc. (the “Company”) approved (i) cash bonuses with respect to performance for fiscal year 2017, (ii) annual base salaries for fiscal year 2018, and (iii) target performance bonus percentages for fiscal year 2018, for the Company’s executive officers as set forth below. The base salaries for fiscal year 2018 are effective as of January 1, 2018 and the target performance bonus amounts for fiscal year 2018 are expressed as a percentage of the corresponding 2018 base salary.

The following table sets forth the amounts approved by the Committee for each of the Company’s named executive officers:

Name	2017 Cash Bonus	2018 Base Salary	2018 Target Bonus Percentage
L. Daniel Browne President and Chief Executive Officer	$466,038	$565,000	66%
Lauren P. Silvernail Chief Financial Officer and Chief Business Officer	$264,166	$458,402	45%
Abhay Joshi, Ph.D. Chief Operating Officer	$344,728	$469,062	45%

2018 Corporate Objectives and 2018 Bonus Program Information
On February 8, 2018, the Committee approved the Company’s 2018 corporate objectives, weighted for purposes of determining bonuses, if any, for the Company’s executive officers with respect to performance for fiscal year 2018 (the “2018 Bonus Program”). The Company’s 2018 corporate goals include the achievement of clinical development and non-clinical milestones for RT002 injectable for the treatment of glabellar (frown) lines, cervical dystonia, plantar fasciitis and other potential indications (65% weighting), achievement of commercialization objectives (20% weighting), and achievement of other research and regulatory milestones (5-15% weighting), as well as a stretch goal of achieving other development related milestones (up to 25% weighting).
 The cash bonus for Mr. Browne will be based on the achievement of the 2018 corporate goals (100% weighting). The cash bonus for Mrs. Silvernail and Dr. Joshi will be based on the achievement of the 2018 corporate goals (75% weighting) and his or her individual performance goals (25% weighting). The executive officers’ actual bonuses for fiscal year 2018 may exceed 100% of his or her 2018 target bonus percentage in the event performance exceeds the predetermined goals and/or upon the achievement of other specified goals, including stretch goals.
 Payment of bonuses to the Company’s executive officers under the 2018 Bonus Program and the actual amount of such bonus, if any, are at the discretion of the Committee.
Equity Award Grant Information
On February 8, 2018, the Committee also approved equity awards under the Company’s 2014 Equity Incentive Plan (the “Plan”) to the Company’s executive officers as set forth below.

Name	Stock Options	Restricted Stock
L. Daniel Browne President and Chief Executive Officer	169,000	28,250
Lauren P. Silvernail Chief Financial Officer and Chief Business Officer	48,750	8,125
Abhay Joshi, Ph.D. Chief Operating Officer	70,500	11,750

The above restricted stock awards are effective as of February 8, 2018 and vest annually over three years on March 15, 2019, 2020, and 2021. The above stock options were granted on February 8, 2018, with an exercise price equal to $29.15, the closing price of the Company’s common stock on that date and vest monthly over four years commencing on February 8, 2018. The vesting of the restricted stock awards and stock options described above is contingent upon the executive officer’s continuous service, as defined in the Plan, on each vesting date. The stock options will terminate after 10 years, or earlier if the executive officer ceases to provide services to the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2018	Revance Therapeutics, Inc.

	By:	/s/ Lauren P. Silvernail
Lauren P. Silvernail
Chief Financial Officer and Chief Business Officer